UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                              May 26, 2005
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                CNF Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation or                              Number)
         organization)

           3240 Hillview Avenue, Palo Alto, California  94304
          ---------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 494-2900



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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 1.01 Entry into a Material Definitive Agreement

On April 25, 2005, Douglas W. Stotlar was appointed President and Chief Executive Officer of the Company. At that time, the Company's Compensation Committee, together with the other independent members of the Board of Directors, approved Mr. Stotlar's compensation, including an annual base salary of $650,000, a target incentive compensation award equal to 100% of base salary, stock options and restricted stock grants, and a relocation package, including a mortgage subsidy in an amount and for a term to be determined. These events were reported in the Company's Report on Form 8-K filed on April 28, 2005.

On May 25, 2005, the mortgage subsidy to be provided by the Company to Mr. Stotlar was established for a period of six years, as follows:

Years 1 and 2   $10,000 per month
Years 3 and 4   $  8,000 per month
Years 5 and 6   $  6,000 per month

The mortgage subsidy will be paid annually in advance to Mr. Stotlar's
mortgage lender, on a present value basis.   For example, in year 1 the
Company will pay to the mortgage lender the present value of 12 monthly payments of $10,000 each. The value of the mortgage subsidy will be includable in Mr. Stotlar's gross income for tax purposes.






                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CNF Inc.
                        ------------
                        (Registrant)

May 26, 2005            /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer W. Pileggi
                        Senior Vice President,
                        General Counsel & Secretary